Schedule 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FLANDERS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

November 3, 2008

Dear Shareholders:

          You are cordially invited to attend the annual meeting of the shareholders of Flanders Corporation (the “Company”) to be held at 531 Flanders Filter Road, Washington, North Carolina 27889 on Friday, December 12, 2008, at 10:00 a.m. local time. The purposes of the annual meeting are:

1.	To elect five (5) directors of the Company; and

2.	To transact any other business that may properly be presented at the annual meeting.

          If you were a shareholder of record at the close of business on October 22, 2008, you may vote at the annual meeting. The foregoing items of business are more fully described in the proxy statement attached to this notice.

          Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy card in the envelope provided.

Sincerely,

/s/ Robert R. Amerson

Robert R. Amerson
Chairman of the Board of Directors
President and Chief Executive Officer

FLANDERS CORPORATION
2399 26th Avenue North, Saint Petersburg, Florida 33713

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The annual meeting of the shareholders of Flanders Corporation will be held at 531 Flanders Filter Road, Washington, North Carolina 27889 on Friday, December 12, 2008, at 10:00 a.m. local time. At the annual meeting, you will be asked to:

1.	Elect five (5) directors of the Company; and

2.	Transact any other business that may properly be presented at the annual meeting.

          If you were a shareholder of record at the close of business on October 22, 2008, you may vote at the annual meeting and at any postponements or adjournments thereof.

          You are cordially invited to attend the annual meeting. Your vote is important. If you plan to attend the annual meeting, please notify me so that I can prepare identification for you.

Whether you plan to attend or not, please mark, sign, date, and promptly return the enclosed proxy card. A return envelope, which requires no postage, if mailed in the United States, has been provided for your use.

Thank you for your participation,

/s/ Cully Bohush

Cully Bohush
Chief Accounting Officer
Flanders Corporation

November 3, 2008

FLANDERS CORPORATION
2399 26th Avenue North
Saint Petersburg, Florida 33713

PROXY STATEMENT

GENERAL INFORMATION

Flanders Corporation, a North Carolina corporation (the “Company”), is soliciting this proxy on behalf of its Board of Directors for use at the 2007 Annual Meeting of shareholders to be held on Friday, December 12, 2008, at 10:00 a.m. local time, at 531 Flanders Filter Road, Washington, North Carolina 27889, and at any adjournments thereof. This proxy statement, the proxy card, the Company’s 2007 Annual Report on Form 10-K and the Company’s Quarterly Report for the period ended September 30, 2008 will be mailed to shareholders beginning on or about November 3, 2008.

VOTING PROCEDURES

Record holders of shares of the Company’s common stock, par value $.001 per share, at the close of business on October 22, 2008, may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on September 30, 2008, there were approximately 25,724,074shares of common stock outstanding and entitled to vote at the meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting who will also determine whether or not a quorum is present. The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by proxy, constitute a quorum at any shareholders’ meeting. Abstentions and broker non-votes are counted as present for establishing a quorum, but as unvoted for determining the approval of any matter submitted to the shareholders for vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

You may vote in the following ways:

Vote Over the Internet

If your shares are held in the name of a broker, bank or other nominee: Vote your Company shares over the Internet by accessing the website given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Vote by Ballot at the Meeting

You may also attend the meeting and vote by a ballot that you will receive at the meeting.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary, 2399 26th Avenue North, Saint Petersburg, Florida 33713, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again over the Internet. Your last vote is the vote that will be counted. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

The record date for the meeting is October 22, 2008. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares in street name for you, you are considered the “beneficial owner” of the shares. If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

What if I do not give my bank or brokerage firm voting instructions for my shares held in “street name”?

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” For purposes of this annual meeting, the Company has determined that the election of directors (Proposal 1), is a routine matter. However, absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters, which are referred to as “broker non-votes,” and any other non-routine matter properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are not a record holder, however, you may not attend the meeting or vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares. See “Who can attend the meeting?” below.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of our outstanding shares as of the record date, will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy or the chairman of the meeting may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice may be given.

How do I vote if I am a registered stockholder?

          1.          You may vote by mail. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the annual meeting in accordance with your instructions.

          2.          You may vote by Internet. If your shares are held in the name of a broker, bank or other nominee: Vote your Company shares over the Internet by accessing the website given on the proxy card you received from such broker, bank or other nominee. You will need the control number that appears on your proxy card when you access the web page.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

          3.          You may vote in person at the meeting. If you are a registered stockholder and attend the meeting you may deliver your completed proxy card in person.

What materials should I be receiving in connection with the meeting?

You will receive this proxy statement and the accompanying form of proxy. In addition you will receive a copy of our Form 10-K for December 30, 2007 and our Form 10-Q for the nine months ended September 30, 2008.

In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., or Broadridge, which handles the mailing of our proxy materials to those who hold our shares through a broker or bank or in “street name,” has undertaken an effort to deliver only one proxy statement to multiply stockholders who hold their shares in street name and who share the same address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of our stockholders who share an address. We do not provide for householding directly for stockholders of record.

If your household has received only one proxy statement, we will promptly deliver a separate copy of the proxy statement at no charge to any stockholder who sends a written request to us at 2399 26th Avenue North, St. Petersburg, Florida 33713, Attn: Cully Bohush. You may also notify Broadridge that you would like to receive separate copies of our proxy statements in the future by writing or calling your bank or broker. Even if your household has received only one proxy statement, a separate proxy card should have been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of our proxy statement, you may request the delivery of a single copy in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Flanders. Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that Flanders is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting.

If your shares are held in street name and you wish to attend the meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted or, if admitted, will be required to leave.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote any time before your vote is cast at the meeting:

•	by submitting another properly completed proxy card with a later date;

•	by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

•

if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Flanders prior to or at the meeting. If notice is to be given prior to the meeting, please send it to: Flanders Corporation, 2399 26th Avenue North, St. Petersburg, Florida 33713, Attention: Robert R. Amerson, CEO. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent, OTC Stock Transfer, will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the board of directors recommend that I vote on the proposals?

The board recommends that you vote “FOR” each proposal in this proxy statement.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the five nominees to the board of directors.

Will any other business be conducted at the meeting?

We are not aware of any other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his best judgment if you so authorize.

How many votes are required to elect the director nominees (Proposal 1)?

The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect the five nominees as directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.

How will abstentions and broker non-votes be treated?

Shares voting “abstain” have no effect on the election of directors. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Board of Directors currently consists of five (5) directors and our Board pursuant to recommendations of our Nominating Committee has nominated the five (5) current directors for election at the 2008 Annual Meeting. If you elect them, they will hold office until the next annual meeting and their successors are elected and qualified, or until they retire, die, or are removed. Cumulative voting is not permitted in the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. If any of the nominees is unable to serve as a director, your proxy may be voted for another person nominated by the Board to fill that vacancy, or the Board may reduce the number of directors to be elected. The following information concerning each nominee is as of November 1, 2007.

Information Regarding Nominees for Directors

The nominees for directors of the Company are as follows:

Robert R. Amerson. Mr. Amerson, age 58, has been President and Chief Executive Officer of the Company since 1987 but retired from these positions in December 2004 and served as Chairman of the Board of Directors until August 13, 2007, when he assumed the additional positions of Chief Executive Officer and President. Mr. Amerson has been a director since 1988. Mr. Amerson has a Bachelor of Science degree in Business Administration from Atlantic Christian College. Effective November 1, 2008, Mr. Amerson stepped down as our President and CEO and Mr. Smith assumed these positions. Mr. Amerson maintains his status as the Chairman of our Board of Directors.

Harry L. Smith, Jr. Mr. Smith, age 38, was elected a director at our Annual Shareholders Meeting held in December 2007. Mr. Smith has a long history in the air filtration industry. He has worked at Flanders since 1997, holding roles of increasing responsibility including working with the Flanders direct offices; ARW –Wholesale Division; FSS-Filter Sales and Service; FFI-Flanders Filters, Inc.; CSC-Charcoal Services, Inc., and AirSeal Filter Housings. Mr. Smith received his Bachelor of Science degree in Business Administration from East Carolina University in 1992. Mr. Smith was appointed our Chief Operating Officer in August 2007. Effective November 1, 2008, Mr. Smith replaced Mr. Amerson as our CEO and President.

David M. Mock. Mr. Mock, age 56, has served as an independent director of Flanders Corporation since August 2003. He serves on the Compensation Committee and Audit Committee. Mr. Mock is currently a General Partner in Sand Hill Factory, LLC, a consulting group providing operational, marketing, financial and strategic services to start-up technology companies. He is a General Partner with GMG Capital Partners, a New York-based investment firm, which he co-founded in 1997. Mr. Mock has extensive operations and private investment experience with respect to technology and natural resource companies. He co-founded over 25 companies in the last two decades. He has served in a variety of management positions in all of these companies. These include chief operational officer, chief financial officer, chairman of the board, and director. Mr. Mock received his B.S. in Accounting from the University of Utah.

Kirk Dominick, age 41, was elected a director at our Annual Shareholders Meeting held in December 2007. We believe he qualifies as an independent director under our NASDAQ listing standards. Mr. Dominick serves as President of DNS Associates, a full-service consulting firm that specializes in strategy development, organizational restructuring, management consulting, and board and resource development. Prior to joining DNS, Mr. Dominick enjoyed a seventeen-year career with Boys & Girls Clubs of America, most recently in the Office of Government Relations in Washington, D.C. In addition, Mr. Dominick is a partner in InnerBanks Capital, a private equity firm focused on real estate development in emerging growth markets. Mr. Dominick holds a Bachelor of Science in Criminal Justice from East Carolina University.

Jeffrey G. Korn, age 51, was elected a director at our Annual Shareholders Meeting held in December 2007. We believe he qualifies as an independent director under our NASDAQ listing standards. He has been a corporate attorney since 1982. He was originally in private practice in Jacksonville, Florida from 1982-1999 in a commercial litigation and business practice. He was general counsel and a member of the board of directors of Prosoft Training (formerly a NASDAQ company now sold) from 1987-2005. Since 2003, Mr. Korn has served as general counsel in iMergent, Inc. (IIG, AMEX). Since 2001, Mr. Korn has maintained a private legal and corporate consulting practice.

Vote Required

A plurality of the shares represented at the meeting after a quorum is established is required to elect a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR
DIRECTOR.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE 2007
EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all individuals known by us to beneficially own 5% or more of our common stock, and all executive officers and directors with the amount and percentage of stock beneficially owned, as of September 30, 2008. Except as indicated in the following footnotes, each listed beneficial owner has sole voting and investment power over the shares of common stock held in their names.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)

Robert R. Amerson (2) 531 Flanders Filters Road Washington, NC 27889	7,612,103	27.5%

Harry L. Smith, Jr. (3) 531 Flanders Filters Road Washington, NC 27889	1,015,183	3.9%

Cully Bohush (4) 2399 26th Avenue North St. Petersburg, FL 33713	73,826	*

David Mock(5) 9993 South 3100 East Sandy, UT 84092	97,700	*

Kirk Dominick (6) 2300 26th Avenue North St. Petersburg, FL 33713	50,000	*

Jeffrey G. Korn(7) #8 1515 Resaca Blvd. Austin, TX 78739	90,000	*

Heartland Advisors (8) 789 North Water Street Milwaukee, WI 53202	2,866,874	11.1%

Royce and Associates, LLC (8) 1414 Avenue of the Americas New York, NJ 10019	1,375,320	5.3%

Bank of America Corporation (9)	1,302,906	5.1%

Officers and Directors as a group (6 persons)	8,938,812	34.5%

*	Represents less than 1% of the total issued and outstanding shares of common stock.

(1)

Applicable percentage of ownership is based on approximately 25,724,074 shares of common stock outstanding as of September 30, 2008, together with all applicable options for unissued securities for such shareholders exercisable within 60 days. Shares of common stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)

Mr. Amerson’s beneficial ownership consists of the following: (i) 5,612,103 shares of common stock, of which 585,500 shares are held jointly with his wife, (ii) options to acquire 1,000,000 shares of common stock with an exercise price of $2.50, which expire on December 22, 2009, and (iii) options to acquire 1,000,000 shares of common stock with an exercise price of $7.50, which expires on March 7, 2011.

(3)

Mr. Smith’s beneficial ownership of the Issuer’s equity securities consists of the following: (i) options to acquire 20,000 of common stock at an exercise price of $5.00 per share, which expired on October 3, 2008, (ii) options to acquire 20,000 of common stock at an exercise price of $8.60, which expires on August 24, 2009, (iii) options to acquire 50,000 shares of the Issuer’s Common Stock at an exercise price of $8.85, which expires on July 1, 2010, (iv) options to acquire 500,000 shares of common stock at an exercise price of $4.99, which vest over five (5) years of which 150,000 options were vested as of September 30, 2008, which options expire October 2016, and (v) the acquisition of 755,183 shares of common stock at a price of $4.60 from Mr. Clark.

(4)

Represents (i) 3,826 shares of common stock, (ii) options to acquire 20,000 shares of common stock at an exercise price of $5.21 expiring March 15, 2009, and (iii) options to acquire 50,000 shares of common stock at an exercise price of $11.10 expiring on December 2010.

(5)

Includes 50,000 shares which are subject to an option to purchase such shares from the Company at $4.37 per share. These options expire in 2013. Also includes 5,000 shares which are subject to an option to purchase such shares from the Company at $11.01 per share. These options expire in 2010. Also includes 5,000 shares which are subject to an option to purchase such shares from the Company at $11.72 per share. These options expire in 2011. Also includes 5,000 shares which are subject to an option to purchase shares from the Company at $9.52. These options expire in January 2017.

(6)	Includes 50,000 shares which are subject to an option to purchase such shares from the Company at $5.55 per share. These options expire in 2017.

(7)

Includes 25,000 shares, which are subject to an option to purchase such shares from the Company at $9.03 per share. These options expire in 2010. Also includes 50,000 shares, which are subject to an option to purchase such shares from the Company at $5.55 per share. These options expire in 2017.

(8)	Based upon most recent Schedule 13D’s and 13Gs.

(9)	Represents aggregate stock ownership of Bank of America Corporation and its affiliated entities based upon a Schedule 13G, filed February 7, 2008.

EXECUTIVE OFFICERS

Set forth below is information regarding the current executive officers of the Company (in addition to Mr. Amerson and Mr. Smith) who is not also a nominee as a director of the Company.

Cully Bohush. Mr. Bohush, age 37, was appointed interim Chief Accounting Officer in August 2007. He has been the Corporate Controller of Flanders Corporation for over 5 years. From 1997 to 2002, Mr. Bohush worked in public accounting for a couple of CPA firms, including Deloitte & Touche, LLP. He is a Certified Public Accountant in the State of Florida and has a Bachelor’s Degree in Accounting from the University of Buffalo as well as a Master of Accountancy Degree from the University of South Florida. His current salary is $130,000.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees – General

During 2007, the Board of Directors met 5 times and also executed various resolutions and written actions in lieu of meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent auditors, reviews and evaluates the Company’s internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors. The Audit Committee is required to review and approve all related party transactions including those transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. If such transaction relates to compensation, it must be approved by the Compensation Committee as well. All related party transactions must also be approved by the disinterested members of the board. The Audit Committee met 4 times during 2007.

The Compensation Committee administers the Company’s equity incentive plans and designates compensation levels for officers and directors of the Company. The Compensation Committee met one (1) time during 2007. The Nominating Committee oversees the qualification and nomination process for potential director candidates, reviews the continued qualification of existing directors and is responsible for corporate governance oversight. The Nominating Committee met one (1) time during 2007.

Currently, the Audit Committee consists of Messrs. Mock, Dominick and Korn with Mr. Mock serving as Chairman. The Compensation Committee consists of Messrs. Mock, Dominick and Korn with Mr. Korn serving as Chairman. The Nominating Committee consists of Messrs. Mock, Dominick and Korn, with Mr. Dominick serving as Chairman, each of whom is “independent” as such term is currently defined in the listing standards for the Nasdaq Stock Market.

Each of the committees operates under a written charter which was adopted by the Board of Directors and is available on the Corporate Governance page in the Company’s website at www.flanderscorp.com. Information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

There is no family relationship between the directors, executive officers or persons nominated or appointed by the board to become directors or executive officers. Each director attended at least 75% of (a) the total number of meetings of the board of directors, and (b) the total number of meetings of all committees of the board of directors on which he served for Fiscal Year 2007. Our policy is to encourage board members to attend the annual meeting of stockholders. All of our current directors attended the previous annual meeting.

Nominating and Corporate Governance Committee

The Nominating Committee was established in 2004. It oversees the qualification and nomination process for potential director candidates, reviews the continued qualification of existing directors and is responsible for corporate governance oversight.

In the course of reviewing potential director candidates, the Nominating Committee will consider nominees recommended by security holders of the Company. When considering a potential candidate for membership on the Board of Directors, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment and shall be expected to effectively interact with other members of the Board of Directors to serve the short and long-term interests of the Company and its stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in the Company’s industry or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The procedures to be followed by security holders in submitting recommendations for consideration by the Nominating Committee are described below in the section entitled “Submission of Security holder Recommendations for Director Candidates”.

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for Director candidates must be submitted in writing to the Secretary of the Company, Flanders Corporation, 2399 26th Avenue North, St. Petersburg, FL 33734, who will forward all recommendations to the Nominating Committee. All security holder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting. All security holder recommendations for Director candidates must include (1) the name and address of record of the security holder making the representation, (2) a representation that the recommending security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, (5) a description of all arrangements or understandings between the recommending security holder and the proposed Director candidate, (6) the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the Proxy Statement, and to serve as a Director if elected, and (7) any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Compensation Arrangement with Independent Directors

Directors who are Company employees receive no additional or special remuneration for serving as directors.

During 2007, our new independent directors (Mr. Dominick and Mr. Korn) each received options to acquire 50,000 shares of our common stock with an exercise price equal to the fair market value of our shares as of the date they were elected and agreed to serve on our board. We pay our independent directors a $5,000 quarterly fee (a reduction from our previous current quarterly fee of $9,625). Independent directors are entitled to 5,000 options after a minimum of six (6) months of service on an annual basis. In addition, we pay our independent directors $500 for each board of directors meeting personally attended plus reimbursement of associated out-of-pocket costs.

The following table summarizes the compensation of Flanders’ directors for fiscal year 2007.

Fiscal Year 2007 Director Compensation

Quarterly cash retainer	$5,000.00

Stock Options	Each independent director received 50,000 stock options upon election to the Board and thereafter 5,000 stock options on an annual basis.

FY 2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Compensation Earnings ($)	All other Compensation ($)	Total

Robert R. Amerson	0	0	0	0	0	0	0
Harry L. Smith	0	0	0	0	0	0	0
David M. Mock	$30,875	0	$23,573	0	0	0	$54,448
Kirk Dominick(2)	0	0	$182,866	0	0	0	$182,866
Jeffrey G. Korn(2)	0	0	$182,866	0	0	0	$182,866
William Mitchum(3)	$30,875	0	$23,573	0	0	0	$54,448
Robert K. Barnhill(3)	$30,875	0	$23,573	0	0	0	$54,448
Peter Fredericks(3)	$30,875	0	$23,573	0	0	0	$54,448

(1)

Option awards are the amount recognized in fiscal year 2007 as computed in accordance with SFAS123(R). Option awards are valued at the fair value on the grant date using the Black-Scholes model. Assumptions made in the valuation of options are discussed in the notes to the financial statements.

(2)	These individuals were elected as directors at our last annual meeting. The option awards amount is based upon the initial issuance of options to acquire 50,000 common shares at fair market value.
(3)	These individuals did not stand for reelection at our last annual meeting.

Independent Directors are also reimbursed for their actual out-of-pocket Company expenses.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the company—to create long-term value for our shareowners. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareowners and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, bonus, equity incentive compensation, health and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the company.

Compensation Objectives

Performance. Our three executives who are identified in the Summary Compensation Table (whom we refer to as our named executives) have held different positions and been promoted to increasing levels of responsibility. The amount of compensation for each named executive reflects his management experience, performance and service. A key element of compensation is equity incentive compensation in the form of stock options, the value of which is contingent upon the performance of the Flanders Corporation share price.

We believe that the compensation of our executives should reflect their success in attaining our key objectives. Our key objectives are currently: (i) growth in operating earnings and earning per share, (ii) growth or maintenance of market share, and (iii) improved operating margins. The key individual factors for each executive include but are not limited to: (i) the value of their skills and capabilities, (ii) performance of their management responsibilities, (iii) whether that individuals is capable to assuming greater responsibilities, (iv) leadership qualities, (v) tenure and career experience, (vi)

current compensation arrangements, (vii) long-term potential to enhance shareholder value, and (viii) contribution as a member to our executive management team.

We allocate compensation between cash compensation and equity based compensation. We provide cash compensation in the form of base salaries to meet competitive salary norms and reward performance on an annual basis, if warranted. Base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results. We provide non-cash compensation in the form of equity incentive arrangements to retain and attract key individuals and to reward performance against specific objectives and long-term strategic goals.

Alignment. We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term shareowner value, including revenue, organic revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total shareholder return. A key element of compensation that align the interests of our executives with shareowners is equity incentive compensation, which links a significant portion of compensation to shareowner value because the total value of those awards corresponds to stock price appreciation.

Implementing Our Objectives

During 1996, the Company adopted the Long Term Incentive Plan (LTI Plan) to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock performance shares and dividend equivalents to officers and key employees and outside consultants. In December 2007 our shareholders approved the 2007 Equity Incentive Plan, which reserves up to 2,000,000 shares for issuance. Our 1996 Long-Term Incentive Plan had a life of ten (10) years. Furthermore, there are no more shares available for issuance under the 1996 Long-Term Incentive Plan. Therefore, we adopted the 2007 Equity Incentive Plan as discussed below. We believe that reserving 2,000,000 shares under the 2007 Equity Incentive Plan is a reasonable number of shares for the foreseeable future.

Equity Incentive Plan

During 2007, the Company adopted the Equity Incentive Plan (the Plan) to assist the Company in securing and retaining key employees and consultants. The Plan authorizes grants of incentive stock options, non-qualified stock options, restricted stock and stock appreciation rights (“awards”) to officers, directors, outside consultants and key employees of the Company. There are 2,000,000 shares of Common Stock reserved for award under the Plan. During 2007 the Company awarded options to purchase 620,000 shares of Common Stock under the Plan.

The 2007 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee determines the total number and type of awards granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the Equity Incentive Plan.

Stock Option Grants. The Compensation Committee has the authority to select individuals who are to receive options under the Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the common stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. Unless otherwise provided by the Compensation Committee, any option granted under the Plan expires the earlier of five years from the date of grant or, three months after the optionee’s termination of service with the Company if the termination of employment is attributable to (i) disability, (ii) retirement, or (iii) any other reason, or 15 months after the optionee’s death. We do not have a program for the timing of Stock Option grants.

Stock Appreciation Rights. The 2007 Equity Incentive Plan also allows for the issuance of stock appreciation rights, performance shares, restricted stock awards, dividend equivalents, and other forms of equity incentive arrangements. Historically, we have utilized stock options as the primary method of rewarding and compensating employees under our equity incentive arrangements. However, if the need arises, we have the flexibility to utilize other equity incentive instruments besides stock options under the 2007 Equity Incentive Plan. As of December 31, 2007, no SARs are outstanding under the Plan.

Restricted Stock Awards. The Compensation Committee is authorized under the Plan to issue shares of restricted common stock to eligible participants on such terms and conditions and subject to such restrictions, if any, outstanding under the Plan. As of December 31, 2007, no restricted shares have been awarded.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, the Company believes that for the fiscal year ending December 31, 2007 all Section 16(a) filing requirements applicable to its officers and directors were complied with on a timely basis.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board of Directors is currently composed of two independent directors, Messrs. Mock and Korn who have no “interlocking relationships” (as defined by the SEC), the Board Chairman and CEO, Mr. Amerson, who recuses himself from votes and discussions on his own compensation.

We are engaged in highly competitive businesses and compete nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to our success. We are committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people we require. We strongly believe that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives, completing acquisitions, and to business unit and overall financial performance, both current and long-term.

Executive Compensation

Our executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of the executive officers of the Company, to administer the Equity Incentive Plan, and to review and approve stock option grants to all employees including the executive officers of the Company.

Base Salary and Executive Officer Bonus Target

Current base salaries for the executive officers were determined by arms’ length negotiations with the Board of Directors. Messr. Amerson has an employment contract with the Company which sets a base salary and allows for bonus targets and levels to be set at the sole discretion of this committee. During 2007, none of the executive officers reached their bonus targets, hence no bonuses were awarded to executive officers in 2007, nor will bonuses be awarded in 2008 for performance in 2007.

Chief Executive Officer Compensation

The current base salary for the Chief Executive Officer of $350,000 is set according to his employment contract, which also includes provision for annual bonuses at the sole discretion of this committee. No bonuses were awarded to the Chief Executive Officer in 2007 and none were accrued based upon 2007 performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the preceding Compensation Disclosure and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.

Compensation Committee
Kirk Dominick
Jeffrey G. Korn
David Mock

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company’s Named Executive Officers as of December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)

Robert Amerson (1)	2007	350,000	—	—	—	—	—	—
Chairman of the Board of	2006	350,000	—	—	—	—	—	—
Directors, President and	2005	328,846	—	—	—	—	—	—
Chief Executive Officer

Harry L. Smith, Jr. (2)	2007	140,095	—	—	333,269	—	—	—
Chief Operating Officer			—	—	—	—	—	—
			—	—	—	—	—	—

Cully Bohush (3)	2007	117,145	—	—	—	—	—	—
Chief Accounting Officer			—					—
(Principal Accounting Officer)			—					—

Steven K. Clark	2007	255,770	—	—	—	—	—	6,073
Former Chief Executive	2006	350,000	—	—	—	—	—	8,389
Officer (Former Principal	2005	328,846	—	—	—	—	—	9,574
Executive Officer)

John W. Hodson	2007	75,500	—	—	—	—	—	2,241
Former Chief Financial	2006	127,153	—	—	—	—	—	3,857
Officer (Former Principal	2005	107,346	—	—	—	—	—	4,431
Financial Officer)

James B. “Buddy” Mercer	2007	115,877	—	—	—	—	—	—
(Former Vice President	2006	119,899	—	—	—	—	—	—
Operations)	2005	118,247	—	—	—	—	—	—

(1)	Mr. Amerson was appointed CEO of the Company effective as of August 13, 2007. Effective November 1, 2008, Mr. Amerson resigned his positions of CEO and President.
(2)

Harry L. Smith, Jr. was appointed out Chief Operating Officer in August 2007. Mr. Smith does not currently have an employment agreement, and his current base annual salary was $175,000. His base salary increased to $350,000 effective upon his assuming the position of CEO and President on November 1, 2008.

(3)	Cully Bohush was appointed as our Chief Accounting Officer in August 2007. Mr. Bohush does not have an employment agreement, and his current base salary is $130,000.

GRANTS OF PLAN BASED AWARDS TABLE

The following tables set forth the number of securities underlying stock options granted to the named executive officers under the Company’s stock option plans during the year ended December 31, 2007.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($ / Sh)

Harry L. Smith, Jr.	10/16/07	—	—	—	500,000	—	—	—	—	$4.99

The following table sets forth the aggregate number and value of stock options at year end December 31, 2007 by the Company’s Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Robert R. Amerson	—	$—	—	$—

Harry l. Smith, Jr.	—	$—	—	$—

Cully Bohush	3,826	$24,945	—	$—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table discloses information regarding outstanding awards under stock option plans as of December 31, 2007. The table omits any Stock Award columns because the Company does not have any Stock Award Plans.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date

Robert R. Amerson	1,000,000	—	—	$2.50	12/22/09
	1,000,000	—	—	$7.50	11/07/11
Harry L. Smith, Jr.	20,000	—	—	$5.00	10/03/08
	20,000	—	—	$8.60	08/24/09
	50,000	—	—	$8.85	07/01/10
	100,000	400,000	400,000	$4.99	10/16/17
Cully Bohush	20,000	—	—	$5.21	03/15/09
	50,000	—	—	$11.10	12/06/10

The Pension Benefits Table and the Nonqualified Deferred Compensation Table are omitted as they are inapplicable as the Company has no pension plans and deferred compensation arrangements.

Employment Agreements

          Mr. Amerson has an employment agreement with the Company effective as of December 15, 1995 (“Employment Agreement”). The Employment Agreement, as amended, provides for an annual base salary of $350,000 for Mr. Amerson and will terminate in 2010. The Employment Agreement also provide that Mr. Amerson shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability; (ii) up to 200% of his current base salary if the employment is terminated by the Company for any reason other than death, disability or for cause, or (iii) up to 250% of the executive’s gross income during the year preceding his termination if the Employment Agreement is terminated by the executive for good reason or by the Company for any reason other than death, disability or cause and the termination occurs within two years after a change of control of the Company has occurred.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Equity Compensation Plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average price of outstanding options	Number of securities remaining available for future issuance

Equity Incentive Plan approved by security holders	620,000	$5.23	1,380,000
Equity Incentive Plan not approved by Security holders	—	—	—
Long Term Incentive plan approved by security holders	370,000	$7.45	—
Long Term Incentive plan not approved by security holders	—	—	—
Directors and Officers plan approved by security holders	277,000	$7.43	—
Directors and Officers plan not approved by security holders	—	—	—
Other equity compensation plan approved by security holders	2,000,000	$5.00	—
Other equity compensation plan not approved by security holders	—	—	—

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the NASDAQ NM Industrial Index during the period commencing December 31, 1998 and ending September 30, 2008. The comparison assumes $100 was invested on December 31, 1997 in the Company’s common stock with the reinvestment of all dividends, if any. Total shareholder returns for prior periods are not an indication of future returns.

REPORT OF THE AUDIT COMMITTEE

General

The Audit Committee of the Board of Directors is composed of three independent directors who have no “interlocking relationships” as defined by the Commission, Messrs. Mock, Dominick, and Korn.

The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent auditors, reviews and evaluates the Company’s internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors.

Audit Committee Charter

During 2000, the Audit Committee recommended the approval of a formal charter, which expanded the Audit Committee’s primary duties and responsibilities to include:

•	Serve as an independent and objective party to monitor the Company’s financial reporting processes and internal control systems.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal finance department.

•	Provide an open avenue of communication between the independent accountants, financial and senior management, the internal finance department, and the Board of Directors.

•

Review quarterly and annual financial statements submitted to the Securities and Exchange Commission, or the public, including any certification, opinion or review rendered by the Company’s independent accountants.

Review of Annual Results

The Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2007 with the Company’s management. The Audit Committee also discussed the statements with the Company’s independent auditors,. In particular, the Audit Committee discussed with the independent auditors the matters required by SAS 61.

It is not the responsibility of the Audit Committee to render an opinion regarding the Company’s financial statements, but to monitor the Company’s internal controls and reporting processes, as well as the Company’s relationship with its internal auditors.

The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with and confirmed the independence of the independent accountant.

Based on its review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s Consolidated Financial Statements for the years ended December 31, 2007, 2006 and 2005 be included in the Company’s Annual Report on Form 10-K for 2007.

Respectfully submitted,

David M. Mock
Jeffrey G. Korn
Kirk Dominick

FEES PAID TO INDEPENDENT AUDITORS

Principal Accountant Fees and Services (dollar amounts in thousands)

Audit Related Fees

Our principal accountants billed us an aggregate of $279 and $261 in fees and expenses for professional services rendered in connection with the audits of our financial statements for the calendar years ended December 31, 2007 and 2006, respectively, and reviews of the financial statements included in our quarterly reports on Form 10-Q during such calendar years.

Our principal accountants did not bill us any additional fees that are not disclosed under audit fees in each of the last two calendar years for assurance and related services that are reasonably related to the performance of our audit or review of our financial statements.

Tax Fees

Our principal accountants billed us an aggregate of $180 and $26 in fees and expenses for tax compliance, tax advice and tax planning during calendar years ended December 31, 2007 and 2006, respectively.

All Other Fees

Our principal accountants billed us an aggregate of $33 and $24 in fees and expenses during calendar years ended December 31, 2007 and 2006, respectively, for products and services other than those products and services described above. These services consist of the following:

•	Audit of profit sharing plan and discussions regarding Sarbanes Oxley 404.

Audit Committee Pre-Approval Process, Policies and Procedures

The appointment of Pender Newkirk & Co., LLP, our independent public accountants, was approved by our Audit Committee and full Board of Directors. Our principal auditors have performed their audit procedures in accordance with pre-approved policies and procedures established by our Audit Committee. Our principal auditors have informed our Audit Committee of the scope and nature of each service provided. With respect to the provisions of services other than audit, review, or attest services, our principal accountants brought such services to the attention of our Audit Committee, or one or more members of our Audit Committee for the members of our Board of Directors to whom authority to grant such approval had been delegated by the Audit Committee, prior to commencing such services. Such services primarily consisted of tax related services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

•	Satisfaction of Related Party Notes

          Mr. Clark, our former chief executive officer and former director, satisfied an outstanding balance of approximately $5,454,810 as of September 30, 2007 on an outstanding promissory note in consideration of his surrendering 1,183,872 shares of our common stock. These shares were valued at $4.60, which approximates the 30-day average market value of our shares.

          On October 16, 2007, Mr. Amerson, our current CEO and Chairman of the Board of Directors, paid us in full for all outstanding amounts due under a promissory note of approximately $2,700,000. We returned to Mr. Amerson 269,761 shares of our common stock, which were held as security for repayment of this note.

•	Officer and Director Indemnification Agreements

          In April 2007, our board of directors approved indemnity agreements for our officers and directors. The indemnification agreements provide indemnification for (i) proceedings by or in the right of the company (ii) indemnification for expenses of a party who is wholly or partly successful and (iii) indemnification for expenses as a witness. The indemnification rights generally applies only if the officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful.

•	Wal-Pat Leases/Mr. Amerson Pledge of Shares to BB&T

          We are the lessee under a series of six (6) real estate operating leases for approximately 1,016,000 square feet of warehousing, shipping and manufacturing facilities, expiring between 2025 to 2028 with Wal-Pat II, LLC (“Wal-Pat”), an entity owned by Robert R. Amerson. Mr. Amerson is our CEO and Chairman of our Board of Directors and beneficially owns approximately 27.5% of our outstanding common shares as of November 1, 2008.

          Our current aggregate monthly base lease payment obligation to Wal-Pat is approximately $233. Our total remaining aggregate obligation under the Wal-Pat operating leases is approximately $45,224. These amounts exclude any obligations for payment of real estate taxes and repairs and maintenance, which are our responsibility as the lessee.

          In September 2007, we entered into a Master Lease Modification Agreement with Wal-Pat, which requires Wal-Pat to notify us at least thirty (30) days in advance of any future proposed sale of any of the premises or a proposed sale of a majority of the equity interests in Wal-Pat. In such event, we have the right to accept, renegotiate or terminate the leases. We were granted a future right of first refusal in connection with a sale of any of the leased Wal-Pat facilities. In the event of a future sale of Flanders, which includes a merger, sale of substantially all of our assets or acquisition of greater than 50% of our shares, by a party other than Mr. Amerson, then Flanders is granted the right to terminate or renegotiate the terms of the Wal-Pat leases. We also have a fair market value purchase option for the facilities we lease from Wal-Pat.

          A default by us under the terms of any of these leases or a default by Wal-Pat, or Mr. Amerson, as guarantor on their obligations to Branch Banking &Trust Company (“BB&T”), the financial institution which holds mortgages and deeds of trust on these properties, could adversely affect our leasehold interests in these properties. Mr. Amerson has pledged 5,118,103 shares of our common shares as collateral to BB&T in order to secure the financings to Wal-Pat and other personal loans. If BB&T forecloses upon our shares pledged to BB&T as collateral by Mr. Amerson, then BB&T would be considered a selling stockholder under a registration statement we have filed to register the pledged shares of Mr. Amerson at the request of BB&T.

•	Mr. Smith’s Pledge of Shares to BB&T

          Mr. Smith has pledged 755,183 shares of our common stock to BB&T to secure a personal loan to acquire these shares from Mr. Clark in October 2007. Mr. Smith may be required to sell or otherwise dispose of these shares from time to time in order to meet his debt service obligations to BB&T.

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the 1934 Act requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2006 with all Section 16(a) filing requirements applicable to the Company’s officers, directors, and greater than ten-percent beneficial owners, except as follows.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you wish to submit proposals to be included in the Company’s 2008 proxy statement, we must receive them on or before March 31, 2009. Please address your proposals to Corporate Secretary, Flanders Corporation, 2399 26th Avenue North, St. Petersburg, FL 33713.

Under the Company’s Bylaws, if you wish to raise a matter before the shareholders at the 2008 annual meeting:

•	You must notify the Secretary in writing not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of our preceding annual meeting.

•	Your notice must contain the specific information required by the Company’s Bylaws.

Please note that these requirements relate only to matters you wish to bring before your fellow shareholders at the annual meeting. They are separate from the SEC’s requirements to have your proposal included in the proxy statement.

METHOD OF PROXY SOLICITATION

The Company is soliciting this proxy on behalf of its Board of Directors. The Company will pay the costs of soliciting the proxies. These costs will include the expenses of preparing and mailing the proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers and regularly engaged employees of the Company may also solicit proxies without additional compensation therefor.

A list of shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose germane to the meeting. The list will also be available on the same basis for ten (10) days prior to the meeting at our corporate headquarters by request to the Corporate Secretary at 2399 26th Avenue North, Saint Petersburg, Florida 33713.

ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s Quarterly Report for the period ended September 30, 2008, has been enclosed with this proxy statement. The Form 10-K and Form 10-Q includes a list of exhibits. The Company will furnish copies of any of the exhibits to its shareholders, upon payment to the Company for reimbursement of reasonable expenses of furnishing the exhibit. Requests should be directed to Cully Bohush at (727) 822-4411.

PROXY

FLANDERS CORPORATION
PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF THE SHAREHOLDERS

          This Proxy is solicited on behalf of the Board of Directors who recommends a vote for all nominees.

The undersigned hereby appoints Robert R. Amerson and Harry L. Smith, Jr., individually and collectively, as proxies to represent the undersigned with full power of substitution at the Annual Shareholders Meeting of Flanders Corporation, to be held on Friday, December 12, 2008, at 10:00 a.m. local time at 531 Flanders Filter Road Washington, North Carolina 27889 and at any and all postponements or adjournments thereof.

UNLESS OTHERWISE INDICATED
THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL SET FORTH BELOW

1.

ELECTION OF DIRECTORS. This proxy will be voted FOR each of the nominees identified in the proxy statement at the Annual Meeting of Shareholders unless authority to vote for one or more nominees is expressly withheld. To withhold authority for one or more individual nominees, cross out the name or names of such persons.

	☐	FOR all nominees

☐

WITHHOLD AUTHORITY FOR CERTAIN NOMINEES. If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below (shares will be voted for nominees whose names are not stricken):

Robert R. Amerson	Jeffrey G. Korn
Harry L. Smith, Jr.	Kirk Dominick
David M. Mock

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

2.	OTHER MATTERS. Unless a line is stricken through this sentence, the shares voted herein shall be voted in the discretion of the proxies for other matters which may properly come before the meeting.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed hereon and in the discretion of the proxies for other matters which may properly come before the meeting.

Dated ________________, 2008.	____________________________________________________

____________________________________________________
Signature of Shareholder(s)
Note: Signature should agree with the name on stock certificates as printed thereon. Executors, administrators and other fiduciaries should indicate the capacity in which they are signing

☐	I plan to personally attend the Annual Meeting of the Shareholders

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
THANK YOU.